UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California  94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (510) 683-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective March 29, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of AXT, Inc. (the “Company”) approved an Agreement Respecting Severance Payment (the “Severance Agreement”) between the Company and Morris S. Young, Chief Executive Officer, China Operations for the Company (“Young”).  The Severance Agreement provides that if Young is terminated by the Company without Cause (as defined therein) on or before December 31, 2006, he shall receive a separation bonus in the gross amount of two times his salary.  If Young resigns or is terminated by the Company without Cause on or after January 1, 2007, he shall receive a separation bonus in the gross amount of two times his salary, as well as any other separation payments that the Company may make available to other management employees.

A copy of the Severance Agreement is attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

99.1	Agreement Respecting Severance Payment dated as of March 29, 2005 between the Company and Morris S. Young.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: March 30, 2005	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

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